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                             Audit Committee Charter



Purpose

To act on behalf of the Board of Directors in providing oversight of financial activities and operations of the Company and its subsidiaries, including internal control structure, financial reporting to shareholders and the SEC, and the overall performance of the independent auditors and those personnel performing the internal audit function.


Reporting Responsibilities

Reports to the Board of Directors.


Composition and Qualifications of Members

The Committee shall be comprised of three or more directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment as a member of the Committee or independence from management and the Company. All members of the Committee shall be financially literate as this qualification is interpreted by the Board (or must become financially literate within a reasonable period of time after his or her appointment), and at least one member of the Committee shall have accounting or related financial management expertise.


Quorum and Meetings

A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The Chairman of the Audit Committee will have authority to act on behalf of the Committee between meetings.



General Responsibilities and Duties

o Provides open avenue of communications with those performing the internal audit functions, the independent (outside) auditors, management, and the Board of Directors.

o As representatives of the shareholders, the Audit Committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors (or nominate an outside auditor for shareholder approval in any proxy statement).

o Informs the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

o Ensures receipt from the independent auditors of a formal written statement, delineating all relationships between the independent auditors and the Company consistent with the Independence Standards Board Standard 1.

o Actively engages in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence. This includes reviewing fees for non-audit services performed. Responsible for taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

o Has the authority to conduct or authorize investigations into matters within the Committee's scope of responsibility and to retain appropriate professionals to assist in such investigation.

o Meets with those performing the internal audit function, and with the Company's independent auditors, in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

o Annually reviews and reassesses the adequacy of the Committee's Charter.


Regarding the Independent Auditors

o Considers, in consultation with the independent auditors and management of the Company, the audit scope and procedures.

o Reviews the terms of engagement of the independent auditors including the proposed fees and personnel qualifications.

o Reviews with the independent auditors, and Company financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. Considers recommendations for the improvement of such internal control procedures for particular areas where new or more detailed controls or procedures are desirable.

o Reviews the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

o Also discusses, with the independent auditors, the quality (not just the acceptability) of the accounting principles and underlying estimates used in the audited financial statements.

o Recommends to the Board of Directors the inclusion of the audited financial statements in the Company's filing on Form 10-K.

o Reviews with management and the independent auditors, through the Chairperson or Committee as a whole, any matters required to be discussed by the then current SEC and NASDAQ Audit Committee regulations, that arise as a result of the independent auditors' review of the Company's interim financial statements prior to their inclusion in the quarterly reports on Form 10Q.

o        Reviews the overall performance of the independent auditors.


Limitations

The Audit Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls, and independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not intended to be at the same scope, level, or quality as the audit performed by the independent auditors. In carrying out its responsibilities, the Audit Committee will keep its policies and procedures flexible to best react to a changing environment.